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                                                                    Exhibit 10.2
(Multicurrency--Cross Border)



                                    ISDA(R)
                 International Swap Dealers Association, Inc.



                                MASTER AGREEMENT

                           dated as of June 30, 1998


 Project Orange Associates L.P.    and    Niagara Mohawk Power Corporation
--------------------------------         ----------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will bc governed by this Master Agreement, which includes the schedule (the "Schedule"), and thc documents and other confirming evidence (each a "Confirmation") exchanged between thc parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1.   Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions arc entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement") and the parties would not otherwise enter into any Transactions.

2.   Obligations

(a)  General Conditions.

     (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

     (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment),

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     such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

     (iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date In respect Of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)  Netting. If on any date amounts would otherwise be payable:--

     (i)  in the same currency, and

     (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to apply to such Transactions from such date). This election may be made separately (or different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)  Deduction or Withholding for Tax.

     (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X') will:--

          (1) promptly notify the other party ("Y") of such requirement:

          (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the

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          earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y:

          (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

          (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

             (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

             (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

     (ii) Liability. If:--

          (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

          (2) X does not so deduct or withhold; and

          (3) a liability resulting from such Tax is assessed directly against X,

     then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

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3.   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)  Basic Representations.

     (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

     (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any Obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

     (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

     (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

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(e)  Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

     (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

     (ii) any other documents specified in the Schedule or any Confirmation; and

     (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is

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located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.   Events of Default and Termination Events

(a) Events of Default. The Occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an 'Event of Default") with respect to such party:--

     (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

     (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

     (iii) Credit Support Default.

        (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to he complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

        (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

        (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

     (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

     (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party(l) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination

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     of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

     (vi) Cross Default. If "Cross Default" is Specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

     (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

        (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

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     (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:-

        (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

        (2) the benefits of any Credit Support Document fall to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit
Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

     (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

        (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction: or

        (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

     (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

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     (iii) Tax Event Upon Merger. The party (the "Burdened Party') on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

     (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

     (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.   Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto,
(8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in
Section 5(a)(vii)(4) or, to the extent analogous thereto, (g).

(b)  Right to Terminate Following Termination Event.

     (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

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     (ii) Transfer to A void Termination Event. If either an Illegality under
     Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition w its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

     If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

     Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

     (iii) Two Affected Parties, If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

     (iv) Right to Terminate, If;--

        (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

        (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party.

     either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which Is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)  Effect of Designation.

     (i)   If notice designating an Early Termination Date is given under
     Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

     (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(c) in respect of the Terminated

     Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)  Calculations.

     (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

     (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

     (i) Events of Default. If the Early Termination Date results from an Event of Default:--

        (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts Owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

        (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

        (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

        (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

   (ii) Termination Events. If the Early Termination Date results from a Termination Event:--

          (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

          (2) Two Affected Parties. If there are two Affected Parties:--

             (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

             (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

          If the amount payable Is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

     (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

     (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty, Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.   Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement.
If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall.
If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or
(ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, It will be sufficient for a party to demonstrate that It would have suffered a loss had an actual 'exchange or purchase been made.

9.   Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging System.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)  Counterparts and Confirmations.

     (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

     (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or he created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purpose-s to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.  Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may nuke and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.  Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.  Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

    (i) if in writing and delivered in person or by courier, on the date it is delivered;

    (ii)  if sent by telex, on the date the recipient's answerback is received;

    (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the senders facsimile machine);

    (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivers' is attempted: or

    (v) if sent by electronic messaging system, on the date that electronic message is received.

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.  Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

     (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

     (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process In any proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.  Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning-specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section
6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but (or Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)  in all other cases, the Termination Rate.

"Burdened Party" has the meaning, specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the irrelevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.
"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(h), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under
Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to-different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions (or which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meaning specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

'Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) (or the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



Project Orange Associates, L.P.    NIAGARA MOHAWK POWER CORPORATION

By: NCP Syracuse, Inc.,            By: /s/ Clement E. Nadeau
    Its General Partner                ___________________________________
                                   Name: Clement E. Nadeau
    By: NCP Energy, Inc.           Title: V.P. Marketing & Planning
    Its Attorney-in-Fact           Date:


    By: /s/ Bruce Levy
       _____________________
       Name: Bruce Levy
       Title: President
       Date:

                       SCHEDULE TO ISDA MASTER AGREEMENT


                           DATED AS OF JUNE 30, 1998

         Between Project Orange Associates, L.P. "PROJECT ORANGE" and
                  Niagara Mohawk Power Corporation "NIAGARA"


I.   TERMINATION PROVISIONS

     1(a). "Specified Entity" shall mean in relation to NIAGARA for the purpose of:

               (1)       Section 5(a)(v): None
               (2)       Section 5(a)(vi): None
               (3)       Section 5(a)(vii): None
               (4)       Section 5(b)(iv): None

     1(b). "Specified Entity" shall mean in relation to PROJECT ORANGE for the purpose of:

               (1)       Section 5(a)(v): None
               (2)       Section 5(a)(vi): None
               (3)       Section 5(a)(vii): None
               (4)       Section 5(b)(iv): None

     1(c).     "Specified Transaction" will have the meaning specified in
               Section 14 of this Agreement.

     1(d). The "Cross Default" provisions of Section 5(a)(vi) will apply to PROJECT ORANGE and NIAGARA, except that the words "or becoming capable at such time of being declared" shall be deleted therefrom.

               "Specified Indebtedness" shall have the meaning specified in
               Section 14.

               "Threshold Amount" means (i) with respect to NIAGARA, the lesser of $50,000,000 or an amount equal to 10% of NIAGARA's shareholders' equity as of the end of its most recently completed fiscal year, and (ii) with respect to PROJECT ORANGE, $30,000,000.

     1(e). The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will apply to NIAGARA and PROJECT ORANGE; provided, however, that in no event shall an assignment of the Agreement in compliance with the terms of the Agreement be deemed a Credit Event Upon Merger.

                                   Page -1-

     1(f). The "Automatic Early Termination" provisions of Section 6(a) will apply to either NIAGARA or PROJECT ORANGE.

     1(g). "Payments on Early Termination": For purposes of Section 6(e) of this Agreement, Loss and the Second Method will apply.

     1(h).     "Termination Currency" means United States Dollars.

     1(i).     "Additional Termination Event" will not apply.

II.  TAX REPRESENTATIONS

     (a) Payer Representations: For the purpose of Section 3(e) of this Agreement, PROJECT ORANGE will make the following representation and NIAGARA will make the following representation:

               It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6 (d)(ii) or 6 (e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4 (a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

     (b) Payee Representations: For the purpose of Section 3(f) of this Agreement, PROJECT ORANGE makes the representation specified below:

               (i) It is a Limited Partnership organized under the laws of the State of Delaware

               For the purpose of Section 3(f) of this Agreement, NIAGARA makes the representation specified below:

               (i) It is a corporation organized under the laws of the State of New York.


                                   Page -2-

III. AGREEMENT TO DELIVER DOCUMENTS

     For the purposes of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

     (a)  Tax forms, documents or certificates to be delivered are:

          Each of PROJECT ORANGE and NIAGARA shall, as soon as practicable after demand, deliver to the other party any form or document required or reasonably requested in order to allow a party to make payments under this Agreement without deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate.

     (b)  Other documents to be delivered are:

          Party required                                                                          Covered by
          to deliver         Form/Document/                               Date by which           Section 3(d)
          document           Certificate                                  to be delivered         Representation
          --------           -----------                                  ---------------         --------------
          PROJECT            An opinion of counsel                         Upon execution of         Yes
          ORANGE and         to PROJECT ORANGE                             this Agreement.
          NIAGARA            and NIAGARA
                             substantially in the form
                             of Exhibit A to this
                                ---------
                             Schedule.

          PROJECT            An incumbency certificate                     Upon execution of         Yes
          ORANGE and         with respect to the                           this Agreement.
          NIAGARA            signatory of this
                             Agreement.

          PROJECT            Annual audited financial                      Upon execution of         Yes
          ORANGE and         statements of such party,                     this Agreement and
          NIAGARA            or its Credit Support upon request after      public availability
                             Providers, as the case may                    thereof.
                             be, prepared in accordance
                             with generally accepted
                             accounting principles
                             consistently applied ("GAAP").

          PROJECT            Quarterly unaudited                            Upon request after       Yes
          ORANGE and         financial statements of                        public availability
          NIAGARA            such party, or its Credit                      thereof.

                                   Page -3-

                             Support Providers, as the
                             case may be, for its most
                             recent fiscal quarter
                             prepared in accordance
                             with GAAP.

          PROJECT            A copy of the resolutions                      Upon execution of        Yes
          ORANGE and         (the "Authorizing                              this Agreement.
          NIAGARA            Resolution") of the board of
                             directors or other governing
                             body of such party, pursuant
                             to which such party is
                             authorized to enter into this
                             Agreement and each Trans-
                             action entered into under this
                             Agreement.

IV.  MISCELLANEOUS

     4.1 Addresses for Notices: For purposes of Section 12(a) of this Agreement, the addresses for notices and communications for NIAGARA and PROJECT ORANGE are as follows:

          For PROJECT ORANGE:

          Project Orange Associates, L.P.
          c/o GPU International, Inc.
          One Upper Pond Road
          Parsippany, NJ 07054
          Attn: President

          For NIAGARA:

          Director of Energy Transactions
          Niagara Mohawk Power Corporation
          300 Erie Blvd., West
          Syracuse, NY 13202
          Facsimile: 315-460-2660

     4.2  Process Agent:  For the purpose of Section 13 of this Agreement:

               PROJECT ORANGE appoints as its Process Agent: Not applicable

                                   Page -4-

               NIAGARA appoints as its Process Agent: Not applicable

     4.3  Offices: The provisions of Section 10(a) will apply to this Agreement.

     4.4  Multibranch Party: For the purpose of Section 10(c) of this Agreement:

               PROJECT ORANGE is not a Multibranch Party.

               NIAGARA is not a Multibranch Party.

     4.5 Calculation Agent: The Calculation Agent is NIAGARA; provided, that if NIAGARA fails to comply with or perform any of its agreements or obligations in that capacity or if any Event of Default with respect to NIAGARA has occurred and is continuing, then upon notice to NIAGARA, PROJECT ORANGE (or its designee) shall be the Calculation Agent for so long as such failure or such Event of Default, as the case may be, continues.

     4.6  Credit Support Documents: None.

     4.7  Credit Support Provider: Not Applicable.

     4.8 Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to the choice of law doctrine).

     4.9 Netting of Payments: Subparagraph (ii) of Section 2(c) of this Agreement shall not apply to any Transaction under this Agreement.

     4.10 Affiliate: Notwithstanding Section 14 of this Agreement, means, with respect to NIAGARA or PROJECT ORANGE, any other person or entity which controls, is controlled by, or is under common control with, such party, wherein the term "control" shall mean the power to direct the management and policies by or of such party through ownership of voting securities, by contract, or otherwise.

V.   OTHER PROVISIONS

     (a)  ISDA Definitions

          The definitions and provisions contained in the 1991 ISDA Definitions (the "1991 Definitions") (the "ISDA Definitions"), as published by the International Swaps and Derivatives Association, Inc. (formerly the International Swap Dealers Association, Inc.), are incorporated into this Agreement. Any terms used and not otherwise defined herein which are contained in the ISDA Definitions shall have

                                   Page -5-
          the meaning set forth herein. In the event of any inconsistency between the ISDA Definitions and any other definitions incorporated into a Confirmation, the definitions incorporated into such Confirmation will govern.

     (b)  Representations

          Section 3 is amended by adding the following at the end of the
          Section:

          (g) Non-reliance: In connection with this Agreement, each Transaction, and any other documentation relating to this Agreement to which it is a party or that it is required to deliver:

               (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction made pursuant to this Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

               (ii) it is not relying on any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement and in any Confirmation;

               (iii) it has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Agreement and each Transaction and is capable of assuming and willing to assume those risks;

               (iv) it is entering into this Agreement, each Transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

               (v) the other party is not acting as a fiduciary or financial, investment or commodity trading advisor for it.

          (h) Eligible Swap Participant: It is an "eligible swap participant" as defined in Section 35.1(b) of the regulations of the Commodity Futures Trading Commission.

     (c)  Affected Parties in Termination Events

          For purposes of Section 6(e) (Payments on Early Termination), both parties shall

                                   Page -6-
     be deemed to be Affected Parties in connection with any Illegality or Tax Event, so that payments in connection with early termination shall be calculated as provided in Section 6(e)(ii).

(d)  Set-off

     Section 6 of the Agreement is modified to include the following additional sub-clause (f).

     (f) Set-off: Any amount (the "Early Termination Amount") payable to one party (the "Payee") by the other party (the "Payer") under
          Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under
          Section 5(b)(iv) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Section 6(f).

          For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

          If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

          Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

                                   Page -7-

(e)  Miscellaneous

          Add the following paragraph c to Section 7:

          (c) a party making such transfer shall provide prompt written notification thereof to the other party.

          Add the following paragraphs at the end of Section 9:

          (h) Severability: In the event that any provision of this Agreement is declared illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision, unless the deletion of such provision shall substantially impair the benefits of the remaining portions of this Agreement.

          (i) Waiver of Jury Trial: Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or, after any assignment which requires a Credit Support Document, such Credit Support Document. Each party (i) certifies that no representative, agent or attorney of the other party of, after any assignment which requires a Credit Support Provider, such Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and, after any assignment which requires a Credit Support Document, provide for any such Credit Support Document, by, among other things, the mutual waivers and certifications in this Section.

                                   Page -8-

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers as of the date specified on the first page of this document.

                         NIAGARA MOHAWK POWER CORPORATION


                         By: /s/ William F. Edwards
                            _________________________

                              Name: William F. Edwards
                              Title: Senior Vice President

                         PROJECT ORANGE ASSOCIATES, L.P.


                         By:  NCP Syracuse, Inc.
                         Its: General Partner


                         By:  NCP Energy
                         Its: Attorney-In-Fact


                         By: /s/ Bruce Levy
                            _________________________
                         Name:  Bruce Levy
                         Title:  President

                                   Page -9-

                                                                       EXHIBIT A
                           FORM OF OPINION OF COUNSEL

Ladies and Gentlemen:

     We have acted as counsel to Project Orange Associates, L.P. (the "Company") in connection with the execution and delivery by the Company of an ISDA Master Agreement (1992 Multicurrency - Cross Border) dated as of [Date] (including the Schedule thereto, the Confirmation dated ____________________ and the Transaction referred to therein, collectively the "Agreement") between the Company and ____________________. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

     In connection with the opinions expressed below, we have examined and relied upon executed copies of the Agreement and such other documents and records of the Company and certificates or other comparable documents of public officials and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies. We have assumed the due execution and delivery, pursuant to due authorization, of the Agreement by the parties thereto other than the Company.

     Based upon the foregoing and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

     (1) The Company is duly organized and validly existing and has requisite power and authority to enter in to, execute and deliver the Agreement and to perform its obligations thereunder.

     (2) The Agreement has been duly authorized, executed and delivered by the Company.

     (3) The execution, delivery and performance of the Agreement by the Company does not violate or conflict with any United States federal or New York State law or regulation applicable to the Company, any order or judgment of any court or other agency of government applicable to the Company or any of its assets of which I have knowledge or, to the best of my knowledge after due inquiry, any material contract binding on or affecting the Company or any of its assets.

     (4) All United States federal or New York State governmental and other consents, authorizations, licenses, approvals, registrations, declarations and filings that are required to have been obtained by the Company with respect to the execution, delivery or performance of the

                                   Page -10-

Agreement have been obtained and are in full force and effect and all conditions of any such consents, authorizations, licenses, approvals, registrations, declarations and filings have been complied with.

     The opinions expressed herein are further subject to the following assumptions, exceptions, limitations and qualifications:

     A. We are members of the Bar of the State of New York and do not impart to be expert in the laws of any other jurisdiction, other than the Federal laws of the United States. The opinions expressed herein are limited to questions arising under the Federal laws of the United States and the laws of the State of New York. The opinion expressed in paragraph (3) relates only to those laws and regulations that, in our experience, are normally applicable to, or relevant in connection with, transactions of the type provided for in agreements similar to the Agreement.

     B.   We have assumed that:

          a. the Transactions relate solely to transactions which are not traded on or over any commodities or other exchange;

          b. each party to the Agreement has a valid business purpose for entering therein and into each Transaction; and

          c. the execution, delivery and performance of the Agreement by each party are exempt from the provisions of the Commodity Exchange Act (as amended) as provided in 17 C.F.R. (S)35.2.

     This opinion is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein. The opinions expressed herein are solely for your benefit in connection with the above transaction and may not be relied on in any manner or for any purpose by, or disclosed to, any person other than the addressee hereof. This opinion is specific to the transactions and documents referred to herein, and this opinion should not be assumed to state general principles of law applicable to transactions of this kind.

                                    Very truly yours,

                                   Page -11-

                                  CONFIRMATION

Project Orange Associates, L.P.
c/o GPU International, Inc.
One Upper Pond Road
Parsippany, NJ 07054

Ladies and Gentlemen:

     The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the date hereof specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

     This Confirmation supplements, forms part of, and is subject to the ISDA Master Agreement dated as of 1992, as amended and supplemented from time to time, between Niagara Mohawk Power Corporation ("NIAGARA") and Project Orange Associates, L.P. ("PROJECT ORANGE"). All provisions contained in the ISDA Master Agreement govern this Confirmation except as expressly modified below.

I.   PAYMENT OBLIGATIONS

     THE OBLIGATIONS INCURRED PURSUANT TO THIS CONFIRMATION SHALL REQUIRE CASH PAYMENTS AND SHALL IN NO EVENT BE INTERPRETED TO REQUIRE THE PURCHASE OR SALE OF ELECTRICITY.

     1.1 Payment on Settlement Date: Subject to Section 1.2 of this Confirmation, on each Settlement Date, NIAGARA shall be obligated to pay to PROJECT ORANGE the sum of the accrued and unpaid Fixed Payments from and including the Interval commencing at 12:00 a.m. on the immediately preceding Settlement Date to but excluding the Interval commencing at 12:00 a.m. on the current Settlement Date, and PROJECT ORANGE shall be obligated to pay to NIAGARA the sum of the accrued and unpaid Floating Payments from and including the Interval commencing at 12:00 a.m. on the immediately preceding Settlement Date to but excluding the Interval commencing at 12:00 a.m. on the current Settlement Date. Such payment obligations shall be paid on a net basis pursuant to Section 2(c) of the Agreement.

     1.2 Payment Dispute Mechanism: If PROJECT ORANGE (or NIAGARA in the event that PROJECT ORANGE or its designee is then acting as the Calculation Agent), in good faith, disputes any part of any Notice of a net payment obligation, PROJECT ORANGE (or NIAGARA in the event that PROJECT ORANGE or its designee is then acting as the Calculation Agent) shall provide a written

                                   Page -1-
          explanation of the basis for such dispute and the undisputed portion of the net payment obligations set forth in such Notice shall be paid by the party obligated to pay such amounts no later than the applicable Payment Date. Any underpayment or overpayment under this
          Section 1.2 shall bear interest at the prime rate for U.S. currency as published from time to time under "Money Rates" in The Wall Street Journal, from and including the Payment Date any such underpayment or overpayment was originally due to but excluding the date on which such underpayment or overpayment is finally settled by the parties hereto, or in the event the parties hereto are unable to settle such matter, such matter shall be settled by an independent nationally recognized public accounting firm mutually selected by the parties, whose determination shall be final and binding on the parties hereto and whose fees and expenses shall be borne by the party found to be at substantial fault by such independent public accounting firm. No Notice (or payment obligation thereunder) shall be subject to this
          Section 1.2 unless a notice of dispute is given with respect thereto within one year of the Payment Date applicable to such Notice.

II.  DEFINITIONS

     In addition to the terms defined in Section 14 of the Agreement, the following terms shall have the following meanings for purposes of this
     Confirmation:

     Approved Assignee: Shall be (i) any person, having a long-term unsecured debt credit rating of no less than Investment Grade issued by Moody's Investors Service, Inc., or any successor thereof ("Moody's"), or Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or any successor thereof ("S&P"), or the equivalent of such rating from another nationally recognized rating agency; (ii) any Affiliate of PROJECT ORANGE; provided (x) such Affiliate has a long-term unsecured debt credit rating of no less than Investment Grade issued by Moody's or S&P or the equivalent of such rating from another nationally recognized rating agency, or (y) such Affiliate has a net worth calculated in accordance with generally accepted accounting principles ("Net Worth"), that is equal to or greater than the Net Worth of the entity making assignment or transfer (or its Credit Support Provider, if it has one) on the date of such assignment or transfer, or (z) PROJECT ORANGE unconditionally guarantees, pursuant to a guarantee in form and substance reasonably satisfactory to NIAGARA, the obligations of such Affiliate so assigned or transferred (in which case PROJECT ORANGE shall be a Credit Support Provider and such guarantee shall be a Credit Support Document); (iii) any of the other Gas IPPs party to a Restated Contract (as defined in the definition of Proxy-Market Price Period) with NIAGARA or their respective Affiliates; provided (x) such other Gas IPP or such Affiliate has a long-term unsecured debt credit rating of no less than Investment Grade issued by Moody's or S&P or the equivalent of such rating from another nationally recognized rating agency, or (y) such other Gas IPP or such Affiliate has a Net Worth that is equal to or greater than the Net Worth of the entity making

                                   Page -2-
     assignment or transfer (or its Credit Support Provider, if it has one) on the date of such assignment or transfer, or (z) PROJECT ORANGE (in the case of an assignment or transfer to another Gas IPP) or such other Gas IPP (in the case of an assignment or transfer to any of its Affiliates) unconditionally guarantees, pursuant to a guarantee in form and substance reasonably satisfactory to NIAGARA, the obligations of such other Gas IPP or such Affiliate, as the case may be, so assigned or transferred (in which case PROJECT ORANGE or such Gas IPP, as applicable, shall be a Credit Support Provider and such guarantee shall be a Credit Support Document); or
     (iv) any other person who has a Net Worth that is equal to or greater than the Net Worth of the entity making assignment or transfer (or its Credit Support Provider, if it has one) on the date of such assignment or transfer; provided evidence of such qualifying Net Worth is reasonably demonstrated to NIAGARA;

     Business Day: Notwithstanding Section 14 of this Agreement, shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized or required to be closed.

     Competitive Transition Charge: Shall mean a charge, however designated, for the recovery of strandable costs.

     Consummation Date: Shall have the meaning set forth in Section 10.2 of the Master Restructuring Agreement.

     Contract Price: Shall mean for the first two Contract Years of the Term of this Agreement $53.84/MWh and $54.62/MWh, respectively.

     Contract Year: Shall mean the period commencing at 11:59:59 p.m. on the Consummation Date and ending at 11:59:59 p.m. on the first anniversary of the last day of the month in which the Consummation Date occurs and each successive 12-month period thereafter to the extent applicable.

     FERC: Shall mean the Federal Energy Regulatory Commission.

     Fixed Payment: Shall mean an amount for each Interval equal to the NIAGARA Payment Obligation for the current Interval.

     Floating Payment: Shall mean an amount for each Interval equal to the sum of (i) the IPP Payment Obligation for the current Interval, and (ii) if applicable, the Market Capacity Price in $/MW multiplied by the weight averaged capacity associated with the Notional Quantity of electricity for each Interval occurring from and including the Interval commencing at 12:00 a.m. on the immediately preceding Settlement Date and to but excluding the Interval commencing at 12:00 a.m. on the current Settlement Date.

                                   Page -3-

     Gas IPPs: Shall mean those IPPs which produce power using primarily natural gas.

     Governmental Authority: Shall mean any federal, state, municipal or local governmental authority, department, commission, board, agency, body or official, whether executive, legislative, administrative, regulatory or judicial, including but not limited to the FERC and the PSC.

     Indexed Contract Price: Shall mean, beginning on the first day of the third Contract Year of the Term of this Agreement and continuing thereafter, the price calculated in accordance with the indexing formula set forth in
     Schedule 1 attached hereto.

     Initial Interval: Shall be the first Interval under this Agreement.

     Interval: Shall be (i) 1 hour; provided that, in the event that following the Proxy-Market Price Period, ISO/PE procedures require the use of an alternate time period, such alternate time period shall automatically be deemed to be incorporated in, and shall supersede, the 1 hour period set forth herein, or (ii) such time period as NIAGARA and PROJECT ORANGE shall mutually agree in writing; provided that such mutually agreed upon time period may only be subsequently modified upon the prior written consent of NIAGARA and PROJECT ORANGE.

     IPP Payment Obligation: Shall be an amount equal to the product of the Notional Quantity of electricity during the applicable Interval multiplied by the Proxy-Market Price or the Market Price, as the case may be, applicable to such Interval.

     IPPs: Shall mean those independent power producers that are identified on the signature pages and on Schedule A of the MRA.

     ISO/PE: Shall mean a New York Independent System Operator and Power
     Exchange.

     ISO/PE Establishment Date: Shall be the first day of the month following the calendar month in which the ISO/PE is established.

     Investment Grade: Shall mean a senior unsecured debt rating as published by S&P of not less than BBB- (or its then-equivalent) and an equivalent rating as published by Moody's.

     Market Capacity Price: Shall equal zero (i) prior to the ISO/PE Establishment Date (as defined below) and (ii) thereafter at any time when no separate market for capacity exists. Commencing on the first day of the month following the calendar month in which the ISO/PE Establishment Date occurs and only if there then exists a separate market for capacity, the Market Capacity Price shall mean the market price paid to sellers for capacity, at the region in which the PROJECT ORANGE's Project's bus bar is located,

                                   Page -4-
     established by the ISO/PE capacity auction; provided, however, that at such time the parties shall conduct good faith negotiations and diligently endeavor to mutually determine whether to continue the pricing referred to in clause (i) of the definition of Proxy-Market Price for a mutually agreed upon additional period of time. Following the Proxy-Market Price Period and only if there then exists a separate market for capacity, the parties shall conduct good faith negotiations and diligently endeavor to adjust the applicable capacity on a basis consistent with the structure of such separate market.

     Market Price: Shall mean for any Interval commencing on the first day of the month following the calendar month in which the ISO/PE Establishment Date occurs, the day ahead locational based market price ("LBMP") paid to sellers for energy, at the PROJECT ORANGE's Project's bus bar or the region in which the PROJECT ORANGE's Project's bus bar is located, specified and published by the ISO/PE; provided, however, that at such time the parties shall conduct good faith negotiations and diligently endeavor to mutually determine whether to continue the pricing referred to in clause (i) of the definition of Proxy-Market Price for a mutually agreed upon additional period of time.

     MRA: Shall mean the Agreement dated July 9, 1997, as amended, by and between NIAGARA and the independent power producers identified therein.

     NIAGARA Payment Obligation: Shall mean an amount equal to the product of the Notional Quantity of electricity during the applicable Interval multiplied by the Contract Price or the Indexed Contract Price, as the case may be, applicable to such Interval.

     NIAGARA Restructuring: Shall mean NIAGARA's proposed corporate restructuring and disaggregation in connection with PowerChoice proposal.

     Notice: After calculating the payments owing pursuant to Section 1.1 of this Confirmation, NIAGARA shall provide PROJECT ORANGE with notice (each, a "Notice") of any net payment obligation resulting therefrom on or before the 5th day of the first calendar month following the Settlement Date; provided that, in the event that following the Proxy-Market Price Period, ISO/PE procedures require an alternate date for payment notices, such alternate notice date shall automatically be deemed to be incorporated in, and shall supersede, the notice date set forth herein.

     Notional Quantity: Shall mean, for each Interval, the sum of the contract quantity of electricity (in MWh) for each hour or fraction thereof in such Interval, for which PROJECT ORANGE and NIAGARA are contractually committed. The contract quantities for Contract Years during the Proxy-Market Price Period are set forth in Schedule 2A attached hereto. The contract quantities for Contract Years after the Proxy-Market Price Period are set forth in Schedule 2B attached hereto.

                                   Page -5-

     NYPSL: Shall mean the New York Public Service Law, as amended.

     Payment Date: Shall occur each month commencing on the Commencement Date and shall be the day of such month which is the later of (i) the 25th day of the calendar month after the relevant Settlement Date, provided such day is a Business Day, and if such day is not a Business Day on the first Business Day following such 25th day, or (ii) the 15th day after the receipt by PROJECT ORANGE of a Notice from NIAGARA, provided such day is a Business Day, and if such is not a Business Day, on the first Business Day following such 15th day. Notwithstanding the foregoing, in the event that following the Proxy-Market Price Period ISO/PE procedures require alternate dates for payments, such alternate payment dates shall automatically be deemed to be incorporated in, and shall supersede, the payment dates set forth herein.

     Project: Shall be PROJECT ORANGE's natural gas-fired electric generating plant located in the City of Syracuse, New York.

     Proxy-Market Price: Shall mean for any Interval (i) prior to and until the ISO/PE Establishment Date, NIAGARA's short-term avoided energy and capacity costs at the voltage level of PROJECT ORANGE's Project bus bar, as stated in its tariff approved by the PSC providing for the purchase of power from PURPA qualifying facilities, which tariff is currently designated as S.C.- 6, as the same may be in effect from time to time or any successor tariff thereto or such other price as may be agreed upon by NIAGARA and PROJECT ORANGE during individual negotiations, and (ii) after the ISO/PE Establishment Date, the Market Price and, if applicable, the Market Capacity Price; provided, however, that at such time the parties shall conduct good faith negotiations and diligently endeavor to mutually determine whether to continue the pricing referenced in clause (i) above for a mutually agreed upon additional period of time. The Proxy-Market Price shall not be reduced or offset by any costs that NIAGARA may incur, including, without limitation, costs for ancillary services, transmission services or transition (or stranded) costs.

     Proxy-Market Price Period: Shall mean the period commencing on the date of this Agreement and ending on the first day of the calendar month following the calendar month in which the ISO/PE power market satisfies the following conditions for each of the previous six months:

          (i) the volumes (in GWh) of energy sales and purchases transacted through the ISO/PE in the day ahead market based upon the day ahead pricing mechanism adopted by the FERC for the ISO/PE for the Upstate Market shall be at least equal to those corresponding with the months listed in the following table (which GWh shall include the aggregate contract quantities of energy during such period under all physical delivery Restated Contracts with Gas IPPs and all physical delivery contracts

                                   Page -6-
               between NIAGARA and any IPP party to the Master Restructuring Agreement entered into in lieu of Fixed Price Swap Contracts, regardless of whether the IPPs parties thereto actually effected such sales, and all sales on up to a monthly basis of energy (other than sales through the ISO/PE) by the IPPs parties to the Master Restructuring Agreement which are effectuated by NIAGARA acting as agent for any such IPP);


                        --------------------------
                         Month             GWh
                        --------------------------
                         January           4,611
                        --------------------------
                         February          4,136
                        --------------------------
                         March             4,327
                        --------------------------
                         April             3,827
                        --------------------------
                         May               3,788
                        --------------------------
                         June              3,974
                        --------------------------
                         July              4,278
                        --------------------------
                         August            4,160
                        --------------------------
                         September         3,793
                        --------------------------
                         October           3,856
                        --------------------------
                         November          3,896
                        --------------------------
                         December          4,361
                        --------------------------

          and
          (ii) only if a separate market for capacity then exists, a minimum of 5,700 MW of the capacity sales and purchases within the Upstate Market have been transacted through the ISO/PE capacity auction (which MW shall include the aggregate capacity associated with the aggregate contract quantities of energy during such period under all physical delivery Restated Contracts with Gas IPPs and all physical delivery Contracts between NIAGARA and any IPP party to the Master Restructuring Agreement entered into in lieu of Fixed Price Swap Contracts, regardless of whether the IPPs parties thereto actually effected such sales, and all sales on up to a monthly basis of capacity (other than sales through the ISO/PE) by the IPPs parties to the Mastering Restructuring Agreement

                                   Page -7-
               which are effectuated by NIAGARA acting as agent for any such IPP).

     Notwithstanding the foregoing, the Proxy-Market Price Period may be extended or terminated upon the mutual agreement of the Parties.

     PSC: Shall mean the New York Public Service Commission.

     PUHCA: Shall mean the Public Utility Holding Company Act of 1935, as amended.

     PURPA: Shall mean the Public Utility Regulatory Policies Act of 1978, as amended.

     Reasonable Best Efforts: Shall mean, with respect to any party, such party's diligent pursuance of the course of action or result stated as determined by such party itself in good faith, but shall not require such party to pay any sum or other consideration or incur or assume any liability or obligation that is not otherwise expressly required to be paid, incurred or assumed pursuant to this Transaction, excluding (i) normal and customary incidental out-of-pocket costs and expenses and (ii) attorneys' fees.

     Settlement Date: Shall be the last day of each calendar month during the Term of this Transaction, commencing on the Commencement Date.

     Term: The term of this Agreement shall commence at 11:59:59 p.m. on the Consummation Date and end at 11:59:59 p.m. on the tenth anniversary of the last day of the month in which the Consummation Date occurs.

     Upstate Market: Shall mean collectively (i) the service territory retail loads in the regions currently served by NIAGARA, New York State Electric & Gas Corporation, Rochester Gas & Electric Corporation and Central Hudson Gas and Electric Corporation (collectively, the "Utilities") and (ii) wholesale sales transactions by any of the Utilities to third parties outside the regions currently serviced by such Utility, excluding any such sales which are effectuated pursuant to contracts having a term of at least one year existing as of July 9, 1997 to the extent such contracts remain in effect thereafter.

III. ASSIGNMENTS

     3.1  Assignment by PROJECT ORANGE: Notwithstanding Section 5(b)(iv) and
          Section 7 of the Agreement, upon delivery to NIAGARA of an Acknowledgment of Assignment (as such term is defined below), PROJECT ORANGE may assign or transfer this Agreement in whole or in part, without the consent of NIAGARA (a) as collateral security for purposes of securing indebtedness, or (b) to any Approved Assignee. PROJECT ORANGE may split and assign the Notional Quantities of electricity and Intervals to Approved Assignees, each in respect of a lesser Notional Quantity and/or Intervals than the full amounts thereof hereunder,

                                   Page -8-
          provided that (a) each such assignment is for 50,000 MWh of electricity per year or any integral multiples thereof and to the extent that the remaining unassigned balance of the Notional Quality of electricity hereunder for any such year is less than 50,000 MWh, then for such remaining balance, (b) each such assignment is for a period of at least one year, and (c) the sum of all assigned and retained Notional Quantities of electricity and Intervals does not exceed the total Notional Quantities of electricity and Intervals hereunder. In connection with any assignment or transfer to an Approved Assignee pursuant to clause (b) above, such Approved Assignee must (1) execute and deliver to NIAGARA an acknowledgment of such assignment or transfer in the form attached hereto as Schedule 3 (an "Acknowledgment of Assignment"), which includes representations by such Approved Assignee to NIAGARA comparable in scope to those contained in Section 3 of the Agreement and Part 2 of the Schedule to the Agreement, and (2) provide to NIAGARA an opinion of counsel with respect to such Approved Assignee (and any Credit Support Provider for it, if applicable) and the acknowledgment of such assignment comparable in scope to that delivered by PROJECT ORANGE pursuant to
          Part 3 of the Schedule to the Agreement. Except to the extent expressly provided in any applicable guarantee, upon any such assignment or transfer, PROJECT ORANGE shall be released and have no further obligations to NIAGARA hereunder with respect to the assigned or transferred Notional Quantities and/or Intervals. No assignments in compliance with Section 3.1 shall be deemed to be a Credit Event Upon Merger under Section 5(b)(iv) of the Master Agreement. NIAGARA shall be entitled to rely in good faith upon any Acknowledgment of Assignment delivered pursuant hereto.

     3.2 Assignment by NIAGARA: Notwithstanding Section 5(b)(iv) and Section 7 of this Agreement, NIAGARA shall not assign its rights and obligations hereunder except as expressly authorized under this Section 3.2. In connection with any assignment to an authorized assignee pursuant to this Section 3.2, such assignee must (1) execute and deliver to PROJECT ORANGE an acknowledgment of such assignment which shall include representations by such assignee to PROJECT ORANGE comparable in scope to those contained in Section 3 of the Agreement and Part 2 of the Schedule to the Agreement, and (2) provide to PROJECT ORANGE an opinion of counsel with respect to such assignee and the acknowledgment of such assignment comparable in scope to that delivered by PROJECT ORANGE pursuant to Part 3 of the Schedule to the Agreement. No assignments in compliance with this Section 3.2 shall be deemed to be a Credit Event Upon Merger under Section 5(b)(iv) of the Master Agreement.

          (a) NIAGARA Restructuring: In the event that NIAGARA restructures its corporate structure or assets, including by creating any new entities that hold significant assets, whether in connection with the NIAGARA

                                   Page -9-

               Restructuring or otherwise, upon notice to PROJECT ORANGE (or its assignee hereunder), this Agreement will be assigned to and assumed by the entity or entities owning all or substantially all of NIAGARA's electric transmission and distribution assets or, if separated from NIAGARA's electric transmission assets pursuant to such a restructuring, NIAGARA's electric distribution assets, provided that, upon the effective date of the restructuring (i) such assignee's performance under this Transaction is unconditionally guaranteed, pursuant to a guarantee in form and substance reasonably satisfactory to PROJECT ORANGE (or its assignee hereunder), by each of the other entities arising out of the restructuring, including any entity spun-off to NIAGARA's shareholders or any Affiliate of NIAGARA holding significant assets that were held by NIAGARA (or any subsidiary of NIAGARA) prior to the restructuring, unless such assignee has a long-term unsecured debt credit rating issued by Moody's, S&P or another nationally recognized rating agency that is at least as favorable as NIAGARA's long-term unsecured debt credit rating immediately prior to the effective date of the restructuring, and (ii) if such assignee is not the entity which will collect from customers the Competitive Transition Charge approved by the PSC in connection with the NIAGARA Restructuring, such assignee's performance under this Transaction is unconditionally guaranteed, pursuant to a guarantee in form and substance reasonably satisfactory to PROJECT ORANGE (or its assignee hereunder), by each of the entities which will collect from customers the Competitive Transition Charge approved by the PSC.

          (b) Third Party Assignment: Upon notice to PROJECT ORANGE (or its assignee hereunder), NIAGARA may assign its rights and obligations under this Agreement to any third party (ANIAGARA Assignee") (except those parties referenced in Section 3.2(a) above), provided that the NIAGARA Assignee has (i) received a long-term unsecured debt credit rating by Moody's or S&P of at least Investment Grade or the equivalent of such rating from another nationally recognized rating agency, as of the date of consummation of the assignment; or (ii) furnished PROJECT ORANGE with such collateral security as may be reasonably acceptable to PROJECT ORANGE in order to limit PROJECT ORANGE's credit risk in connection with such assignment.

IV.  FURTHER ASSURANCES

     Subject to the terms and conditions contained herein, upon the request from time to time of either party hereto, the other party shall promptly execute and deliver or use its reasonable best efforts to cause to be executed and delivered, such consents, approvals and other instruments, including, without limitation, assignments of this Agreement as

                                   Page -10-
     collateral, estoppel certificates and utility certificates, in form and substance reasonably satisfactory to both parties and their respective counsel to implement any financing or other material business transaction undertaken by the requesting party.

V.   QUALIFYING FACILITY MONITORING AND STATUS

     5.1 Qualifying Facility Monitoring: NIAGARA shall have no contractual right and hereby waives any other right which it might have under state or federal law to demand information from PROJECT ORANGE, or any other person, including but not limited to any Governmental Authority, with respect to PROJECT ORANGE's status as a qualifying facility ("QF Status") under state and/or federal law.

     5.2 Qualifying Facility Status: NIAGARA acknowledges and agrees that PROJECT ORANGE is not required to maintain a generating facility pursuant to the terms hereof for the performance of its obligations hereunder. Notwithstanding the foregoing, PROJECT ORANGE shall have the right, but not the obligation, in its sole discretion to obtain and/or maintain its QF Status. NIAGARA's rights and obligations hereunder shall continue as a matter of contractual right, regardless of whether PROJECT ORANGE maintains its QF Status. Any failure by PROJECT ORANGE to comply with the requirements applicable to QF Status under New York law (including compliance with NYPSL (S) 2(2-a)) shall have no adverse impact on PROJECT ORANGE under this Transaction. In the event PROJECT ORANGE wishes to qualify or perform as an Exempt Wholesale Generator (as defined under Section 32 of PUHCA and FERC's regulations promulgated thereunder, as the same may be amended, modified or restated from time to time), NIAGARA shall cooperate with (including, without limitation, by providing consents and affidavits), and shall not take any action to oppose, impede or subvert, PROJECT ORANGE's efforts to obtain appropriate regulatory exemptions and approvals including market-based rate approval. Except to the extent that the contract prices under this Transaction are or may be based thereon, during the Term hereof, PROJECT ORANGE (i) shall waive any statutory right it may have under Section 66-c of NYPSL pursuant to which PROJECT ORANGE may demand a 6c per kWh minimum power purchase rate from NIAGARA and (ii) shall waive, for itself and for the successors and assigns of its Project with respect to such Project, any statutory right PROJECT ORANGE may have under PURPA or NYPSL to require NIAGARA to enter into a power purchase contract or otherwise take the output of PROJECT ORANGE's Project; provided, however, that until the end of the Proxy-Market Price Period, NIAGARA agrees, at PROJECT ORANGE's request, to act as agent for PROJECT ORANGE (or, if necessary to effectuate such sales to the New York Power Pool, by purchase and resale of PROJECT ORANGE's capacity and energy, at no cost to NIAGARA), for the sale on up to a monthly basis, of the PROJECT ORANGE's Project's capacity and energy to the New York Power Pool or any third party, in each case

                                   Page -11-
          on a nondiscriminatory basis with respect to NIAGARA's or any third party's capacity and energy, at no cost to PROJECT ORANGE. NIAGARA agrees to use its Reasonable Best Efforts to effect such sales on the most favorable terms, including price, to PROJECT ORANGE giving consideration to the quantity, term and market conditions prevailing at the time of sale. Nothing contained herein shall be construed to constitute a waiver by PROJECT ORANGE of any other rights it may have under PURPA, NYPSL or applicable law, including rights with respect to back-up services, interconnection, reactive power or other similar rights, whether or not a contract is required or desirable.

VI.   CURTAILMENT

      NIAGARA agrees that the performance of any of its obligations hereunder shall in no event be subject to any curtailment of electricity under the provisions of 18 C.F.R.(S)292.304 (f) (1997), or any subsequent or similar rule or regulation adopted by the PSC or the FERC, or any order of the PSC, the FERC, or any Governmental Authority interpreting or applying those provisions of authorizing NIAGARA to reserve any rights under those provisions.

VII.  AMENDMENTS

      In the event that NIAGARA restructures its corporate structure or assets, including by creating any new entities that hold significant assets, whether in connection with the NIAGARA Restructuring or otherwise, PROJECT ORANGE (or its assignee hereunder) shall have the right to replace this Agreement, as applicable, with power purchase and/or hedging contractual arrangements substantially equivalent to those that are entered into between the entity(ies) holding the transmission and/or distribution assets of NIAGARA or which will collect from customers the Competitive Transition Charge approved by the PSC and the entity(ies) holding the non-nuclear generating assets of NIAGARA, whether or not such assets are spun-off to NIAGARA's shareholders (a "Genco Contract"), provided that the term, price and quantity under this Transaction shall not be altered thereby, unless any of such terms are materially and expressly conditioned by certain provisions in the Genco Contract, in which case appropriate and equitable adjustments in such terms shall be mutually agreed upon by NIAGARA or its assignee, as the case may be, and PROJECT ORANGE.

VIII. ACCOUNT DETAILED

          Account for payments to NIAGARA:
          Bank name:     Citibank
          Address:       399 Park Avenue
                         New York, New York 10022
          ABA #:         021000089

                                   Page -12-

          Account name:  Niagara Mohawk Power Corporation
          Account #:     40662754

          Account for payments to PROJECT ORANGE:
          Bank name:     ABN LaSalle National Bank
          Address:       135 South LaSalle Street
                         Chicago, IL 60603
          ABA #:         071000505
          Account name:  POA Operating Account
          Account #:     22-64153

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

                                   Sincerely,

                                   NIAGARA MOHAWK POWER CORPORATION


                                   By: _______________________
                                          Name:
                                          Title:

Confirmed as of the date first above written:

PROJECT ORANGE ASSOCIATES, L.P.

By:    NCP Syracuse, Inc.
Its:   General Partner

By:    NCP Energy
Its:   Attorney-In-Fact

By: ____________________________
Name:  Bruce Levy
Title: President

                                   Page -13-

                                    FORM OF
                         ACKNOWLEDGMENT OF ASSIGNMENT

     This Acknowledgment of Assignment, dated as of _______________ (this "Assignment"), is made by _______________ ("Assignee") in favor of Niagara Mohawk Power Corporation ("Party A" or "NIAGARA") and is acknowledged by ______________ ("Party B" or "Counterparty").

                             W I T N E S S E T H:

     WHEREAS, NIAGARA has entered into a certain ISDA Master Agreement, including a Schedule thereto and an Indexed Price Swap Confirmation, each dated as of ______________ (collectively, the "Agreement"), between NIAGARA and Party
B);

     WHEREAS, capitalized terms used herein which are not otherwise defined shall have the meanings given to such terms in the Agreement; and

     WHEREAS, in accordance with Section 3.1 of the Confirmation, Party B has assigned to assignee, and assignee has assumed from Party B, the obligations of Party B under the Agreement relating to certain Notional Quantities of electricity and Intervals subject of the Agreement (the "Assigned Obligations").

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignee hereby agrees as follows:

     1.   Assumption.  Assignee hereby assumes and agrees to be solely liable
          ----------
for and to pay, honor and discharge when due, all Assigned Obligations of Party B under the Agreement relating to the following Notional Quantities of electricity and Intervals:

          Notional Quantities       Intervals
          -------------------       ---------
          [to be supplied]          [to be supplied]

     2.   Tax Representations.  Assignee represents to NIAGARA as follow:
          -------------------

          (a)  Payer Tax Representations. For the purpose of Section 3(e) of the
               -------------------------
               Agreement, it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Sections 2(e), 6 (d)(ii) and 6 (e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, it may rely on (i) the accuracy of any representation made by the other party pursuant to Section

                                   Page -1-

               3(f) of the Agreement, (ii) the satisfaction of the agreement of the other party contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) and 4(a)(iii) of the Agreement; and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (a)(ii) of this
               Section 2 and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

          (b)  Payee Tax Representation.  For the purpose of Section 3(f) of the
               ------------------------
               Agreement, Assignee represents that it is a
               __________________________.

     3.   Other Representations.  Assignee represents to NIAGARA on the date
          ---------------------
hereof (and in the case of the representations in Section 3(f) hereof, at all times until the termination of the Agreement) that:

          (a)  Basic Representations.
               ---------------------

               (i) Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

               (ii) Powers. It has the power to execute this Assignment and any other documentation relating to this Assignment to which it is a party, to deliver this Assignment and any other documentation relating to this Assignment that it is required by this Assignment to deliver and to perform its obligation under this Assignment and has taken all necessary action to authorize such execution, delivery and performance;

               (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

               (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Assignment have been obtained and are in full force and effect and all conditions of any

                                   Page -2-
                                   such consents have been complied with; and

                         (v) Obligations Binding. Its obligations under this Assignment constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

               (b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Assignment.

               (c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Assignment or its ability to perform its obligations under this Assignment.

               (d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material aspect.

               (e) Payer Tax Representation. Each representation specified in Section 2 of this Assignment as being made by it for the purpose of this Section 3(e) is accurate and true.

               (f) Payee Tax Representations. Each representation specified in Section 2 of this Assignment as being made by it for the purpose of this Section 3(f) is accurate and true.

               (g) Non-reliance. In connection with this Assignment and any other documentation relating to the Agreement to which it is a party or that it is required to deliver:

                         (i) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has

                                   Page -3-
                              deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction made pursuant to the Agreement) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

                    (ii) it is not relying on any representations (whether written or oral) of the other party other than the representations expressly set forth in the Agreement and in any Conformation;

                    (iii) it has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Agreement and each Transaction and is capable of assuming and is willing to assume those risks;

                    (iv) it is entering into this Assignment, each transaction and such other documentation as principal, and not as agent or in any other capacity, fiduciary or otherwise; and

                    (v) the other party is not acting as fiduciary or financial, investment or commodity trading advisor for it.

               (h) Eligible Swap Participant. It is an Aeligible swap participant" as defined in Rule 35.1(b) of the regulations of the Commodity Futures Trading Commission, 17 C.F.R. (S)
                    35.1 (b) (2) (1993).

          4.   Notices.  For purposes of Section 12(a) of the Agreement:
               -------

                    Except as otherwise specified in a Notice, all notices or communications to assignee shall be sent to:

                    [Name]
                    [Address]
                    Facsimile:  [      ]
                    Attention:

          5.   Account Details.  Accounts for payments to Assignee:
               ---------------
                      [to be supplied]

                                   Page -4-

IN WITNESS WHEREOF, Assignee has duly executed this Assignment as of the date first written above.


                                        [ASSIGNEE]


                                        By:______________________________
                                             Name:
                                             Title:



Acknowledged as of the date
first written above.

[PARTY B]

By:______________________________
     Name:
     Title:

                                   Page -5-

                                                                      SCHEDULE 1


                        PROJECT ORANGE ASSOCIATES, L.P.
                               INDEXING FORMULA

______________________________________________________________________________

        ICP = CP * [(15% * (GC/GC\\o\\)) + (41% * (INF/INF\\o\\))] + CN

     Where: ICP = The Indexed Contract Price.

               CP = The Contract Price in the reference year (CP = $53.84/MWh).

               GC = The average Niagara Border Spot Price for natural gas (delivered to pipe as stated in U.S. dollars ) published by Natural Gas Week in its Canadian Price Report first issue of month.

               GC\\o\\ = The average Niagara Border Spot Price for natural gas (delivered to pipe as stated in U.S. dollars) published by Natural Gas Week in its weekly Canadian Price Report for the month in which the Consummation Date occurs.

               INF = The Consumer Price Index - All Urban Consumers for New York
               - Northern New Jersey - Long Island, All items, available on the first day of the month from the US Department of Labor, Bureau of Labor Statistics (base year 1982-84=100).

               INF\\o\\ = The Consumer Price Index - All Urban Consumers for New York - Northern New Jersey - Long Island, All items, available on the first day of the month in which the Consummation Date occurs from the US Department of Labor, Bureau of Labor Statistics (base year 1982-84=100).

               CN = as indicated below in $/MWh:

               Contract Year             CN
               -------------            -----
                    1                   n/a
                    2                   n/a
                    3                   23.56
                    4                   23.99
                    5                   24.67
                    6                   25.28
                    7                   25.93

                                   Page -6-

                        PROJECT ORANGE ASSOCIATES, L.P.
                               INDEXING FORMULA


________________________________________________________________________________

               Contract Year              CN
               -------------             -----
                    8                    26.77
                    9                    27.42
                    10                   27.70

                                   Page -7-

                                                                     SCHEDULE 2A

-----------------------------------------------------------------------------------------------------------------------------------
                                       Contract Quantity Proxy Market Period (MWh/hr)
                              ---------------------------------------------------------------------------------------
                   Annual
                  Contract                                                                                               Contract
   Contract       Quantity                                                                                                 Price
     Year          (MWh)        Jan    Feb    Mar    Apr    May    Jun    Jul    Aug    Sep   Oct     Nov     Dec         ($/MWh)
                              ---------------------------------------------------------------------------------------
      1           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80        53.84
                              ---------------------------------------------------------------------------------------
      2           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80        54.62
                              ---------------------------------------------------------------------------------------
      3           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      4           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      5           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      6           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      7           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      8           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      9           663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
                              ---------------------------------------------------------------------------------------
      10          663,000       77.80  77.60  77.80  77.74  68.20  76.30  75.40  75.30  68.90  77.80   77.70   77.80          I
-----------------------------------------------------------------------------------------------------------------------------------

For each Contract Year which is a leap year the Contract Quantity for the month of February will be adjusted by a factor of 28 divided by 29.

I = Indexed Contract Price

                                   Page -8-

                                                                     SCHEDULE 2B

------------------------------------------------------------------------------------------------------------------------------------
                                Contract Quantity for Contract Years Following the Proxy Market Period (MWh/hr)
                              ---------------------------------------------------------------------------------------
                   Annual
                  Contract                                                                                                Contract
   Contract       Quantity                                                                                                  Price
     Year          (MWh)        Jan    Feb    Mar    Apr    May    Jun     Jul     Aug     Sep    Oct    Nov    Dec        ($/MWh)
                              ---------------------------------------------------------------------------------------
      1           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69         53.84
                              ---------------------------------------------------------------------------------------
      2           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69         54.62
                              ---------------------------------------------------------------------------------------
      3           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      4           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      5           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      6           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      7           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      8           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      9           663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
                              ---------------------------------------------------------------------------------------
      10          663,000      75.69  75.68  75.68  75.68  75.68  75.68   75.68   75.68   75.69  75.69  75.69  75.69           I
----------------------------------------------------------------------------------------------------------------------------------

For each Contract Year which is a leap year the Contract Quantity for the month of February will be adjusted by a factor of 28 divided by 29.

I = Indexed Contract Price

                                   Page -9-